 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 10, 2015

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55200	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on May 14, 2015, Moody National REIT I, Inc. (the “Company”) executed a purchase and sale agreement (the “Purchase Agreement”) for the acquisition of a portfolio of 149 hotels located throughout the United States (the “Portfolio”) from a group of third-party sellers (collectively, the “Sellers”) for an aggregate purchase price of $1,725,000,000, excluding acquisition costs. On July 10, 2015, pursuant to the terms of the Purchase Agreement, the Company delivered written notice to the Sellers of the Company’s termination of the Purchase Agreement, effective immediately. All cash deposits previously placed in escrow were returned to the Company upon the termination of the Purchase Agreement. The Company paid no termination fees and incurred no penalties in connection with the termination of the Purchase Agreement. The Company’s management elected to terminate the Purchase Agreement after consideration of various factors, including the current movement in the capital market conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: July 15, 2015	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President